EXHIBIT 10.10

LICENSE AGREEMENT

This License Agreement (the “Agreement”) is made as of the 1st day of July 2012 by and between Matthew Mills, an individual (“Licensor”), and Pacific Shore Holdings, Inc., a California corporation (“Licensee”).

R E C I T A L S

WHEREAS, Licensor owns the current tradenames and trademarks covering Nature-Cide®, and may in the future own additional proprietary rights, copyrights, potential tradenames and trademarks, and related intellectual property rights covering Nature-Cide® (collectively, the “Properties”).

WHEREAS, Licensor desires to license to Licensee, and Licensee desires to license from Licensor, the Properties on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee hereby covenant and agree as follows:

1. Grant of License.

Subject to the terms and conditions of this Agreement, Licensor hereby grants to the Licensee an exclusive royalty-free license (the “License”) for the Term of this Agreement, as defined in Section 16 of this Agreement, to utilize and sublicense to others the Properties throughout the world for any valid and lawful purpose, including but not limited to for profit, commercial use and charitable endeavors. The License will be exclusive to the Licensee during its Term. Accordingly, during the Term, the Licensor will not license, assign or otherwise permit the use of the Properties to or by any third party for any use without the prior specific written consent of the Licensee.

2. Ownership.

Subject to the rights granted to Licensee in Section 1 of this Agreement, Licensor shall continue to own all right, title and interest in and to the Properties.

3. Right to Sublicense.

Licensee shall have the right, subject to the provisions of this Agreement, to grant sublicenses to sublicensees on terms and conditions consistent with this Agreement. Any sublicenses granted by Licensee shall survive termination of the licenses granted to Licensee under Section 1 of this Agreement, provided that the following conditions are met as of the date of such termination: (a) the written agreement between Licensee and sublicensee pursuant to which the sublicense was granted (i) obligates the sublicensee to thereafter remit to Licensor all sublicense royalties or other sublicense-related consideration that the sublicensee would have owed to Licensee under the sublicense, (ii) names Licensor as a third party beneficiary, (iii) affirms that Licensee shall remain responsible for all obligations to sublicensee, unless Licensor (at its discretion) elects to assume such obligations; and (iv) the sublicensee under the sublicense agreement is not directly or indirectly an affiliate of the Licensee at the time of the termination of this Agreement or for a period of three (3) years after the termination of this Agreement, and if the sublicensee is or becomes an affiliate of Licensee during such time, then the Licensor will have the right in his sole discretion to terminate the sublicense agreement; and (b) Licensee informs the sublicensee in writing (with a copy to Licensor) that the sublicensee’s obligations pursuant to subsection (a) are in effect as a result of the termination.

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4. Reservation of Rights.

Except as expressly granted by the Licensor herein, all rights and entitlements in the Properties, whether now existing or that may hereafter come into existence, are reserved to the Licensor. This Agreement shall not be construed to confer any rights upon Licensee by implication or estoppels.

5. Rights in Improvements.

If during the term of this Agreement Licensee creates or invents any derivatives, enhancements, variations or improvements (collectively, “Improvements”) to the Properties, Licensee shall promptly upon becoming aware of such Improvements, disclose and furnish to the Licensor all information pertaining to such Improvements. Licensor shall have ownership of all Improvements developed by Licensee, as provided in Section 2 of this Agreement, but the Licensee shall have, during the Term of this Agreement, the worldwide, exclusive, royalty free right and license to practice, utilize and sublicense all such Improvements, subject to all of the terms and conditions of this Agreement.

6. Marking and Compliance with Law.

Licensee shall mark Properties and related documents with all applicable patent numbers, in accordance with Licensor’s reasonable instructions and as required by the patent laws; provided, however, that Licensee may make any such reasonable changes in markings so as to minimize interference with manufacturing or commercialization of the Properties.

7. Consideration for License.

In consideration for the grant of the License by the Licensor to the Licensee pursuant to Section 1 of this Agreement, the Licensee hereby agrees to pay to the Licensor one dollar and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Licensor.

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8. Prosecution of Patent Applications.

As of the Effective Date (as hereinafter defined in Section 16 of this Agreement), Licensee shall assume, at its own expense and in Licensor’s name, responsibility for the prosecution and/or maintenance of the licensed patents included in the Properties and the Improvements (the “Licensed Patents”), and licensed trademarks, tradenames and copyrights included in the Properties and the Improvements (the “Licensed Tradenames”, “Licensed Trademarks” and “Licensed Copyrights”, respectively). All granted Licensed Trademarks, Tradenames, Licensed Patents and Licensed Copyrights will be owned by and registered solely in the name of the Licensor. Licensor agrees to fully cooperate with Licensee in filing, prosecuting, and maintaining the Licensed Patents, Licensed Tradenames, Licensed Trademarks, and Licensed Copyrights. Licensor agrees to execute any documents that may be necessary for such purpose, and not to impair in any way the patentability or registration of any of the foregoing. Additionally, Licensor may elect, in his sole and absolute discretion, to file, prosecute and maintain, at his own expense and in his own name, patent, tradename, trademark and copyright applications and registrations in connection with any Property or Improvement.

9. Third Party Litigation.

9.1 Enforcement. Both Licensor and Licensee agree to promptly notify the other in writing should either party become aware of possible infringement by a third party of the Properties or any Improvements. Licensee may, upon written notice to Licensor and at its own expense, initiate an action against the alleged infringer, either in Licensee’s name or in Licensor’s name, if so required by law. Licensee shall be entitled to control any such action initiated by it. If Licensee does not, within ninety (90) days of notice of such infringement, initiate an action against the alleged infringer, Licensor may, at his own expense and sole discretion, initiate an action against the alleged infringer, in which case Licensor shall be entitled to control any such action.

9.2 Other Defensive Litigation. If a declaratory judgment action alleging invalidity, unenforceability or non-infringement of any of the Licensed Patents, Licensed Tradenames, Licensed Trademarks or Licensed Copyrights is brought against Licensee and/or Licensor, Licensee may elect to control the defense of such action, and if Licensee so elects, it shall bear all the costs of the action. If mutually agreed between the parties, Licensee may also undertake the defense of any interference, opposition or similar procedure with respect to the Licensed Patents, Licensed Tradenames, Licensed Trademarks or Licensed Copyrights, providing that Licensee bears all the costs of it.

9.3 Cooperation. In the event either party takes control of a legal action or defense pursuant to Section 9.1 or 9.2 of this Agreement (thus becoming the “Controlling Party”), the other party shall fully cooperate with and supply all assistance reasonably requested by the Controlling Party instituting or carrying on such action or defense, including by (a) using commercially reasonable efforts to have its employees consult and testify when requested; (b) making available relevant records, papers, information, samples, specimens, and the like; and (c) joining any such action in which it is an indispensable party. The Controlling Party shall bear the reasonable expense (including salary and travel costs) incurred by the other party in providing such assistance and cooperation. Each party shall keep the other party reasonably informed of the progress of the action or defense, and the other party shall be entitled to participate in such action or defense at its own expense and using counsel of its choice. As a condition of controlling any action or defense involving the Licensed Patents, Licensed Tradenames, Licensed Trademarks or Licensed Copyrights pursuant to Section 9.1 or 9.2 above, Licensee shall use its best efforts to preserve the validity and enforceability of them.

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9.4 Settlement. If Licensee controls any action or defense under Section 9.1 or 9.2 above, then Licensee shall have the right to settle any claims thereunder, but only upon terms and conditions that are reasonably acceptable to Licensor. Should Licensee elect to abandon such an action or defense other than pursuant to a settlement that is reasonably acceptable to Licensor, Licensee shall give timely advance notice to Licensor which, if he so desires, may continue the action or defense.

9.5 Recoveries. Any amounts paid by third parties as the result of an action or defense pursuant to Section 9.1 or 9.2 above (including in satisfaction of a judgment or pursuant to a settlement) shall be retained by the Controlling Party.

10. Confidential Information.

10.1 Generally. For the purposes of this Agreement, “Confidential Information” shall mean any information or data, including but not limited to all designs, formulae, processes, chemistry, source code, inventions, algorithms, know-how, ideas, and all other business, technical, and financial information, which a party obtains from the other party after the Effective Date, that is marked or otherwise identified as “Confidential” or that, by its nature or the circumstances surrounding its disclosure, should reasonably be considered confidential. The material terms of this Agreement shall be considered the Confidential Information of each party. All other information or data disclosure orally will be deemed Confidential Information only if it is identified as such at the time of disclosure and is confirmed to be Confidential Information in writing no more than seven (7) days after its disclosure. Each party agrees that Confidential Information disclosed by a party (the “Disclosing Party”) will be considered the Confidential Information of that party. Except as expressly and unambiguously allowed in this Agreement, the party receiving Confidential Information (the “Receiving Party”) will hold the Disclosing Party’s Confidential Information in confidence, and will treat the Disclosing Party’s Confidential Information with the same degree of care taken to protect its own similar Confidential Information, but in no event with less than reasonable care. Receiving Party further agrees to limit disclosure of such information to those of its directors, employees, contractors, and agents who have a need for the use permitted under this Agreement and who are bound under a written agreement to keep such information confidential. Without limiting the generality of the foregoing, it is understood and agreed that Licensee may disclose to its sublicensees such Confidential Information of Licensor as reasonably necessary.

10.2 Exceptions. Notwithstanding the foregoing, the Receiving Party will not be required to protect or hold in confidence any information that (i) becomes publicly known through no wrongful act or omission of the Receiving Party; (ii) was previously disclosed by Disclosing Party to Receiving Party without obligation of confidentiality, (iii) becomes known to the Receiving Party, without confidential restriction, from a third party whom the Receiving Party has no reason to believe is under any obligation of confidentiality with respect to such information; (iv) is approved by Disclosing Party for disclosure without restriction in a written document that is signed by a duly authorized officer of the Disclosing Party; or (v) is independently developed by the Receiving Party without use of the Disclosing Party’s Confidential Information.

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10.3 Required Disclosures. Disclosure of Confidential Information will not be precluded by this Agreement if such disclosure is (i) necessary to establish rights under this Agreement, or (ii) required by law or regulation or in response to a valid order of a court or other governmental body of a country or political subdivision thereof, provided that the Receiving Party notifies the Disclosing Party of such order on a timely basis and if possible prior to such disclosure; provided, however, that the foregoing is subject to the Receiving Party’s obligation, at its expense, to make a good faith attempt to obtain a protective order prior to such disclosure.

11. Licensor’s Representations and Warranties.

Licensor hereby represents, warrants and covenants to the Licensee that, as of the Effective Date:

11.1 Licensor has not assigned, sold, hypothecated, encumbered or otherwise disposed of any of its rights to the Properties except pursuant to this Agreement.

11.2 Licensor has full authority, capacity and power to execute and deliver this Agreement, to grant the License to the Licensee, and to perform under this Agreement. This Agreement has been duly executed by Licensor and is a legal, valid and binding obligation of Licensor, enforceable against Licensor in accordance with its terms.

11.3 To Licensor’s knowledge, Licensor owns the copyright and proprietary rights to the Properties, free and clear of lien, claim or encumbrances, and neither the Properties, this Agreement nor the License has or will infringe on any third party’s copyright, proprietary right, trade secret, patent, or other right or property.

12. Licensee’s Representations and Warranties.

Licensee hereby represents, warrants and covenants to Licensor that, as of the Effective Date:

12.1 Licensee is a corporation duly organized and validly existing under the laws of the State of California.

12.2 Licensee has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly authorized, executed and delivered by Licensee and is a legal, valid and binding obligation of Licensee, enforceable against it in accordance with its terms.

12.3 The execution, delivery and performance of this Agreement by Licensee do not and will not violate or constitute a default under any other agreement or any order, judgment, decree or like restriction, statute or regulation by which it or any of its assets and properties may be bound.

12.4 The execution, delivery and performance of this Agreement by Licensee do not and will not require any consent, approval or authorization of any third party.

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13. Survival of Representations and Warranties.

The representations and warranties of the parties, as set forth herein, shall be true and accurate as of the Effective Date, and shall survive the execution of this Agreement.

14. Disclaimer of Certain Warranties.

Except as expressly provided in Section 11 above, licensor makes no express or implied warranty of any kind, including without limitation, any implied warranty of merchantability, title, non-infringement or fitness for a particular purpose. If any of the foregoing disclaimers is determined by a court of competent jurisdiction to be unenforceable, then only the invalid disclaimer shall be stricken and all others will remain in full force and effect.

15. Limitation on Liability.

Except with respect to their obligations under Section 10 hereof, each party shall not be responsible or liable with respect to any subject matter of this agreement under any THEORY OF contract, negligence, strict liability or other theory for any incidental, indirect, special or consequential damages, including but not limited to loss of revenues and loss of profit. under no circumstances shall the liability of licensor to licensee exceed the amounts paid by licensee to licensor under this agreement.

16. Term and Termination.

16.1 Term. The term of this Agreement will commence on the date first above written (the “Effective Date”) and, unless terminated earlier in accordance with Section 16.2 of this Agreement, shall continue for a period of one year after the Effective Date and thereafter, if automatically renewed or renewed by mutual written agreement of Licensor and Licensee, for successive one year periods as provided in Section 16.1 of this Agreement (the “Term”). In that regard, the Term of this Agreement will automatically renew each year for one additional year unless terminated in writing by either party for any reason or no reason at least thirty (30) days prior to the expiration of the Term, in which case the Term will end and the License will no longer be in effect. In such circumstances, all rights to the Properties and Improvements will revert to the Licensor and the Licensee will have no rights to the Properties or Improvements.

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16.2 Termination.

16.2.1 Licensee may terminate this Agreement, at any time, upon ten (10) days’ prior written notice of such termination to Licensor.

16.2.2 Either party may terminate this Agreement in the event that the other party fails in any material respect to observe or perform any of its material covenants under this Agreement, which failure is not remedied within ninety (90) days after receipt of written notice from the non-breaching party specifying such failure.

16.2.3 The Licensor has the right to terminate this Agreement and the License granted pursuant to Section 1 of this Agreement upon (i) a material breach of this Agreement by the Licensee and failure by the Licensee to cure said breach within ninety (90) days of receipt of written notice from the Licensor of the alleged material breach of this Agreement by the Licensee, or (ii) the Licensee voluntarily or involuntarily filing or having the filing made of a petition in bankruptcy which is not stayed within 60 days of the date of filing, or (iii) the Licensee making a general assignment for the benefit of creditors, or (iv) the Licensee ceasing to conduct business for a period of 360 consecutive days, or (v) the Licensee becoming insolvent.

16.2.4 A party who alleges that the other party to this Agreement has committed a breach of this Agreement will not waive any of its rights, claims or remedies against the other party resulting from the breach by exercising its right to terminate pursuant to Section 16.2 of this Agreement. Furthermore, a termination of this Agreement pursuant to Section 16.2 herein will not relieve either party of fulfilling any of its duties, obligations or covenants which arose prior to the effective date of the termination.

16.3 Effect of Termination.

16.3.1 From and after the effective date of the expiration or the termination of this Agreement, Licensee shall no longer have any right, whatsoever, to practice the Licensed Patents, utilize the Licensed Tradenames, Copyrights or Trademarks or otherwise exercise any rights granted hereunder.

16.3.2 Promptly upon the expiration or termination of this Agreement, Licensee shall return to Licensor all copies of Confidential Information that is then in the possession of or reasonably accessible to the Licensee.

16.3.3 The right of termination under Section 16.2 hereof shall be in addition to, and not in lieu of, all other rights and remedies the terminating party may have under this Agreement, at law or in equity.

16.3.4 All provisions of this Agreement that by their nature must survive the termination of this Agreement and all causes of action arising prior to termination, shall survive the termination of this Agreement.

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17. Indemnification.

Licensee shall indemnify and hold harmless Licensor from and against any liability or claims, including reasonable legal fees and expenses, based upon Licensee’s promotion, distribution, licensing, or use of the Properties, including but not limited to claims of liability for false advertising, trademark infringement, service performance or fraudulent marketing practices. Licensor agrees to cooperate fully with Licensee during such proceedings. Licensee shall defend and settle at its sole expense all proceedings arising out of the foregoing.

18. Independent Contractors.

This Agreement is not intended to create, nor should it be construed as creating, an agency, joint venture, partnership or similar relationship between the parties. Each party is solely responsible for its own taxes, withholdings, and other similar statutory obligations, including, but not limited to, workers’ compensation insurance. None of a party’s employees, agents, or associates is an employee of the other party, and each party agrees to defend, indemnify and hold the other harmless from any and all claims made by any of its employees, agents, or associates, or by any entity or agency on account of an alleged failure to satisfy any such tax or withholding obligations. Neither party has authority to act on behalf of the other, or to enter into any contract, incur any liability, or make any representation on behalf of the other party.

19. Successors and Assigns.

All the provisions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties to this Agreement.

20. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of California. The venue for any legal proceedings under this Agreement will be in the appropriate forum in the County of Los Angeles, State of California.

21. Counterparts.

This Agreement may be executed in separate counterparts, each of which shall constitute an original Agreement binding on all the parties hereto notwithstanding that all the parties did not execute the same counterpart, and which together shall constitute one and the same Agreement.

22. Amendment.

This Agreement may only be amended by mutual written consent of the parties to this Agreement.

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23. Waivers.

The provisions of this Agreement may only be waived by written consent of the party making the waiver. The failure of either party at any time to require performance by the other party of any provision of this Agreement shall in no way affect the party’s right to enforce such provision, nor shall the waiver by either party of any breach of any provision of this Agreement be deemed to be a waiver of any further breach of the same provision or any other provision.

24. Severability of Provisions.

If one or more of the provisions of this Agreement are held invalid for any reason, such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of such remaining provisions. To the extent permitted by law, the parties hereto hereby waive any law which renders any provisions of this Agreement prohibited or unenforceable.

25. Rights Cumulative.

All rights and remedies under this Agreement are cumulative and none is intended to be exclusive of another. No delay or omission in insisting upon the strict observance or performance of any provision of this Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy. Every right and remedy may be exercised from time to time and as often as deemed expedient.

26. Captions.

The paragraph and other headings contained in this Agreement are for reference purposes only, and shall not limit or otherwise affect the meaning of this Agreement.

27. Entire Agreement.

This Agreement represents the entire agreement between the parties regarding the License and supersedes all prior agreements or understandings between the parties, whether oral or in writing.

28. Attorneys’ Fees and Costs.

If any legal proceeding or other legal action is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs incurred in such proceeding or other legal action in addition to any other relief to which it may be entitled, including post judgment costs.

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29. Notices.

All notices under this Agreement are to be delivered by: (i) depositing the notice in the mail, using registered mail, return receipt requested, addressed to the address below or to any other address as the party may designate by providing written notice; (ii) sending the notice by facsimile or email using the facsimile number or email address set forth below or any other facsimile number or email address as the party may designate by providing written notice; (iii) overnight delivery service addressed to the address below or to any other address as the party may designate by providing written notice; or (iv) hand delivery to the individual designated below or to any other individual as the party may designate by providing written notice. The notice shall be deemed delivered: (i) if by registered mail, four (4) days after the notice’s deposit in the mail; (ii) if by facsimile or email, on the date the notice is delivered; (iii) if by overnight delivery service, on the day of delivery; and (iv) if by hand delivery, on the date of hand delivery.

Licensor: Matthew Mills Mobile: (818) 469-7980 Email: matt@pac-sh.com	Licensee: Pacific Shore Holdings, Inc. Telephone: (818) 998-0996 Facsimile: (818) 885-9874 Email: matt@pac-sh.com

30. Force Majeure.

Neither party shall be in default or otherwise liable for any delay in or failure of its performance under this Agreement if such delay or failure arises by any reason beyond its reasonable control, including any act of God, the elements, earthquakes, floods, fires, epidemics, riots, failures or delay in transportation or communications, or any act or failure to act by the other party or such other party’s employees, agents or contractors; provided, however, that lack of funds shall not be deemed to be a reason beyond a party’s reasonable control. The parties will promptly inform and consult with each other as to any of the above causes which in their judgment may or could be the cause of a delay in the performance of this Agreement.

31. Export Restrictions.

The Properties are of U.S. origin. Licensee agrees to comply with all applicable U.S. and international laws that apply to the Properties, including the U.S. Export Administration Regulations, as well as end user, end use and destination restrictions issued by the U.S. and other national governments.

32. Facsimile Signatures.

Facsimile transmission of any signed original document, and the retransmission of any signed facsimile transmission, shall be the same as delivery of the original signed document. At the request of any party, a party shall confirm documents with a facsimile transmitted signature by signing an original document.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

	LICENSOR:		LICENSEE:

	Matthew Mills		Pacific Shore Holdings, Inc. a California corporation

By:	/s/ Matthew mills	By:	/s/ Matthew mills
	Matthew Mills		Matthew Mills, President

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